EXHIBIT 99.1

GRAND TOYS INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING ON                     , 2004

ELLIOT L. BIER and TANIA M. CLARKE, or each of them, each with full power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of Grand Toys International, Inc. the undersigned is entitled to vote at the Special Meeting of Stockholders of Grand Toys International, Inc. to be held at the offices of Grand Toys International ‘s counsel, Katten Muchin Zavis Rosenman located at 575 Madison Avenue, New York, NY 10022, on                     , 2004 at 11:00 a.m. or at any postponement(s) or adjournment(s) thereof, and instructs said proxies to vote as follows:

The shares represented by this proxy when properly executed will be voted with respect to Item 1 in the manner directed herein by the undersigned stockholder(s). If no such directions are indicated, the proxies will have authority to vote FOR Item 1. If any other matters properly come before the special meeting or any postponement or adjournment thereof, the persons named in this proxy will vote in their discretion.

(continued and to be signed on reverse side)

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Please mark your votes as indicated in this example	X

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

1.	Proposal to approve the agreement and plan of merger between GTI Acquisition Corp., Grand Toys International, Inc., or Grand US, and Grand Toys International Limited, or Grand HK. Under the agreement and plan of merger, Grand US will become the subsidiary of its Hong Kong subsidiary, Grand HK, by merging GTI Acquisition Corp., a wholly-owned subsidiary of Grand HK, into Grand US and thus becoming a wholly-owned subsidiary of Grand HK	FOR	AGAINST	ABSTAIN

2.	Proposal to approve the issuance of 10,000,000 American depositary shares of Grand HK to Centralink Investments Limited in exchange for all the shares of Playwell International Limited and cash and other consideration in a total amount of $11,000,000 pursuant to a subscription and exchange agreement by and among Grand US, Grand HK and Centralink

Signature(s):	PLEASE MARK, SIGN, DATE AND MAIL THIS PROXYCARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated:

Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

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